Exhibit 99.1

Renewable Energy Group, Newco, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2008

(In thousands)

	REG	REG Pro Forma Adjustments		Blackhawk Pro Forma Adjustments		CIE	CIE Pro Forma Adjustments		Eliminations		Total
	(a)	(a)		(a) (b)			(a)
Revenues
Product sales	$76,073	$—		$—		$72,449	$—		$(1,398)	(c)	$147,124
Services revenues	9,379	—		—		—	—		(971	)(d)	8,408

Total revenues	85,452	—		—		72,449	—		(2,369)		155,532

Cost of goods sold
Product	78,736	—		—	(g)	70,785	997	(g)	(2,345	)(e)	148,173
Services	4,470	—		—		—	—		—		4,470

Total cost of goods sold	83,206	—		—		70,785	997		(2,345)		152,643

Gross profit (loss)	2,246	—		—		1,664	(997)		(24)		2,889

Operating expenses
Selling, general, and administrative expenses	24,048	—		773		2,351	—		(24	)(f)	27,148
Impairment of long lived assets	160	—		—		—	—		—		160

Total operating expenses	24,208	—		773		2,351	—		(24)		27,308

Income (loss) from operations	(21,962)	—		(773)		(687)	(997)		—		(24,419)
Other income (expenses), net	(2,318)	(389	)(j)	820	(j)	(2,137)	22	(j)	—		(4,002	)(l)
Income taxes (expense) benefit	9,414	—		(10	)(h)	—	1,337	(h)	—		10,741
Income (loss) from equity investments	(1,013)	—		—		—	—		—		(1,013)

Net income (loss)	(15,879)	(389)		37		(2,824)	362		—		(18,693)
Less: net loss (income) attributable to noncontrolling interests	2,788	—		(2,788)		—	—		—		—

Net income (loss) attributable to the Company	(13,091)	(389)		(2,751)		(2,824)	362		—		(18,693)
Less - Accretion of Preferred Stock to Redemption Value	(26,692)	3,975	(n)	(226	)(n)	—	(267	)(n)	—		(23,210	)(n)

Net Loss Available to the Company’s Common Stockholders	$(39,783)	$3,586		$(2,977)		$(2,824)	$95		$—		$(41,903	)(k)

Average number of shares outstanding		18,875,117		6,753,311			4,252,292				29,880,720	(k)
Basic and diluted loss per share											$(1.40	)(k)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Renewable Energy Group, Newco, Inc

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2009

(in thousands, except per share data)

	REG	REG Pro Forma Adjustments		Blackhawk Pro Forma Adjustments		CIE	CIE Pro Forma Adjustments		Eliminations		Total
	(a)	(a)		(a)(b)			(a)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,287	$—		$—		$411	$—		$—		$6,698
Restricted cash	2,158	—		—		—	—		—		2,158
Inventories	7,862	—		—		227	—		—		8,089
Other current assets	13,998	—		—		304	—		(744	)(i)	13,558

Total current assets	30,305	—		—		942	—		(744)		30,503

Property, plant, and equipment, net	125,817	—		—		34,732	24,833	(g)	—		185,383
Goodwill	16,080	—		—		—	—		—		16,080
Deferred income taxes	44,611	—		—		—	(9,371	)(g)	—		35,239
Other noncurrent assets	20,860	—		—		611	—		—		21,471

TOTAL ASSETS	$237,673	$—		$—		$36,285	$15,462		$(744)		$288,676

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long term debt	$26,496	$—		$(23,222	)(l)	$23,977	$(23,977	)(l)	$—		$3,274
Other current liabilities	13,644	—		—		2,043	—		(744	)(i)	14,943

Total current liabilities	40,140	—		(23,222)		26,020	(23,977)		(744)		18,217
Other noncurrent liabilities	19,465	1,068	(j)	43	(j)	745	51	(j)	—		21,372
Long term debt	2,360	—		23,222	(l)	—	23,977	(l)	—		49,559

Total liabilities	61,965	1,068		43		26,765	51		(744)		89,148

Redeemable preferred stock (redemption value $188,579, assuming all four consolidation transactions are consummated and the redemption price is $13.75 per share	136,278	(136,278	)(g)	1,424		—	1,687	(g)	—		138,320
		135,210	(g)

EQUITY:
Company stockholders’ equity:
Common stock	2	(2	)(g)	1		—	—		—		3
		2	(g)
Common stock - additional paid-in-capital	29,686	(29,686	)(g)	12,419		—	23,244	(g)	—		65,350
		29,686	(g)
Member’s contributions	—	—		—		9,520	(9,520	)(g)	—		—
Warrants - additional paid-in-capital	4,619	—		—		—	—		—		4,619
Retained earnings	(8,764)	—		—		—	—		—		(8,764)

Total stockholders’ equity	25,543	—		12,420		9,520	13,724		—		61,208

Noncontrolling interests	13,887	—		(13,887)		—	—		—		—

Total equity	39,430	—		(1,467)		9,520	13,724		—		61,208
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$237,673	$—		$—		$36,285	$15,462		$(744)		$288,676

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Renewable Energy Group, Inc

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Month Period Ended September 30, 2009

(In thousands)

	REG	REG Pro Forma Adjustments		Blackhawk Pro Forma Adjustments		CIE	CIE Pro Forma Adjustments		Eliminations		Total
	(a)	(a)		(a)(b)			(a)
Revenues
Product sales	$89,382	$—		$—		$4,986	$—		$(2,150	)(c)	$92,218
Services revenues	2,403	—		—		—	—		(33	)(d)	2,370

Total revenues	91,785	—		—		4,986	—		(2,183)		94,588

Cost of goods sold
Product	91,714	—		—		7,359	998	(g)	(2,150	)(e)	97,921
Services	970	—		—		—	—		—		970

Total cost of goods sold	92,684	—		—		7,359	998		(2,150)		98,891

Gross profit (loss)	(899)					(2,373)	(998)		(33)		(4,303)

Operating expenses
Selling, general, and administrative expenses	17,662	—		—		1,423	—		(33	)(f)	19,052
Impairment of long lived assets	—	—		—		—	—		—		—

Total operating expenses	17,662	—		—		1,423	—		(33)		19,052

Income (loss) from operations	(18,561)	—		—		(3,796)	(998)		—		(23,355)
Other income (expenses), net	(858)	94	(j)	(14	)(j)	(1,222)	(16	)(j)	—		(2,016	)(l)
Income taxes (expense) benefit	4,875	—		—		—	2,106	(h)	—		6,981
Income (loss) from equity investments	(570)	—		—		—	—		—		(570)

Net income (loss)	(15,114)	94		(14)		(5,018)	1,092		—		(18,960)

Less: net loss (income) attributable to noncontrolling interests	6,350	—		(6,350)		—	—		—		—

Net income (loss) attributable to the Company	(8,764)	94		(6,364)		(5,018)	1,092		—		(18,960)

Less - Accretion of Preferred Stock to Redemption Value	(31,337)	10,141	(n)	(211	)(n)	—	(250	)(n)	—		(21,657	)(n)

Net Loss Available to the Company’s Common Stockholders	$(40,101)	$10,235		$(6,575)		$(5,018)	$842		$—		$(40,617	)(k)

Average number of shares outstanding		18,875,117		6,753,311			4,252,292				29,880,720	(k)
Basic and diluted loss per share											$(1.36	)(k)

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands of dollars)

(Unaudited)

The following adjustments are included in the Renewable Energy Group, Inc. (the “Company”) unaudited pro forma condensed consolidated financial statements:

(a) The unaudited pro forma condensed consolidated financial statements were prepared with REG Intermediate Holdco, Inc. (“Holdco”) treated as the acquiring corporation for purposes of applying the acquisition method of accounting.

(b) As of September 30, 2009, Blackhawk Biofuels, LLC (“Blackhawk”) was consolidated by Holdco under FIN 46(R) as further discussed in Holdco’s audited financial statements. All accounts of Blackhawk have been included in Holdco’s financial statements subsequent to the May 2008 consolidation as a variable interest entity. The unaudited pro forma condensed consolidated financial statements include adjustments to consolidate 100% of the results of operations and financial position of Blackhawk as a result of the consolidation transactions and remove noncontrolling interest as follows:

Year ended December 31, 2008
Selling, general, and administrative expenses	$773
Other income (expenses), net	820
Less: net loss (income) attributable to noncontrolling interests	(2,788)

As of September 30, 2009
Noncontrolling interests	(13,887)

For the Nine Month Period Ended September 30, 2009
Less: net loss (income) attributable to noncontrolling interests	(6,350)

Holdco was considered to have a controlling financial interest in Blackhawk. Accordingly, since the parent retains its controlling financial interest in its subsidiary, the Blackhawk transaction has been accounted for as an equity transaction. Correspondingly, there is no adjustment to the book value of Blackhawk as it relates to the purchase price allocation.

(c) Adjusted to reflect the elimination of feedstock sales, freight and storage revenues between the constituent companies as amounts represent intercompany transactions as follows:

Year ended December 31, 2008

Blackhawk	Central Iowa Energy, LLC (“CIE”)	Total
$—	$(1,398)	$(1,398)

For the Nine Month Period Ended September 30, 2009

Blackhawk	CIE	Total
$—	(2,150)	(2,150)

(d) Adjusted to reflect the elimination of MOSA and related service revenues between the constituent companies as amounts represent intercompany transactions as follows:

Year ended December 31, 2008

Blackhawk	CIE	Total
$—	$(971)	$(971)

For the Nine Month Period ended September 30, 2009

Blackhawk	CIE	Total
$—	(33)	(33)

(e) Adjusted to reflect the elimination of feedstock purchases, freight and storage costs and MOSA and related services fees between the constituent companies as amounts represent intercompany transactions as follows:

Year ended December 31, 2008

Blackhawk	CIE	Total
$—	$(2,345)	$(2,345)

For the Nine Month Period ended September 30, 2009

Blackhawk	CIE	Total
$—	(2,150)	(2,150)

(f) Adjusted to reflect the elimination of MOSA — related fees between the constituent companies as amounts represent intercompany transactions as follows:

Year ended December 31, 2008

Blackhawk	CIE	Total
$—	$(24)	$(24)

For the Nine Month Period Ended September 30, 2009

Blackhawk	CIE	Total
$—	(33)	(33)

(g) Adjusted to eliminate members’ equity and to record the preliminary purchase price allocation, including deferred income taxes using a statutory tax rate of 35%.

Holdco, CIE and Blackhawk negotiated the consolidation transaction on a relative value basis whereby each party agreed to a relative percentage ownership of the combined company. Holdco analyzed the relative contributions of each party as measured by original equity value, original enterprise value, net book equity, EBITDA, net present value, working capital and total debt. The parties reached agreement on the terms of the consolidation transaction, including the amount of the Company’s shares to be issued to each party, without negotiating specific per share values and, therefore, no such per share valuation exists in connection with the transaction. No independent formal stock price valuation or appraisal was necessary or appropriate given the relative valuation methodology employed in arms’ length discussions between the parties. The discussion below regarding preliminary valuation for purchase price allocation purposes pertains to pro forma financial statement preparation only and should not be considered by shareholders of Holdco or unitholders of CIE or Blackhawk to be a formal valuation of the Company.

For purposes of calculating the pro forma purchase price allocation, the Company arrived at a preliminary value of shares based on an aggregate valuation of the combined company. The value of the Company’s preferred stock was valued at a price of $11.00 per share, which was determined based on negotiations with the holders of Holdco preferred stock as none of the other constituent companies have preferred stock outstanding. In valuing the Company’s common stock, the Company considered three generally accepted valuation approaches as prescribed by the American Institute of Certified Public Accountants in its practice aid, “Valuation of Privately-Held-Company Equity Securities Issued as Compensation”: the income approach, the market approach, and the cost approach. Ultimately, the estimated fair value of the aggregate equity of the Company was developed using the Income Approach—Discounted Cash Flow (“DCF”) method.

Underlying assumptions in the DCF analysis include the gallons of biodiesel produced and managed, expected capacity expansion, feedstock costs and resulting gross margins, operating costs and resulting operating margins, expected long-term growth rates, and an appropriate discount rate. Such assumptions were determined based on historical and forward-looking market data given the Company’s judgment and industry knowledge. In particular, gallons produced and managed, capacity expansion and long-term growth rates were based on the Company’s strategic plan and on factors that it believes will influence industry performance such as pending implementation of the renewable fuel standards and related sales opportunities to large petroleum customers. In preparation of the DCF, the Company has assumed that the consolidation transactions and the acquisition of Nova’s Seneca Assets will occur, the Company will have adequate access to working capital, renewable fuel standards will be implemented in early 2010, the blenders’ tax credit will be renewed for full effect in 2010 and continue to be available to biodiesel industry participants, Holdco’s partially-built St. Rose, Louisiana and Emporia, Kansas production facilities are ultimately completed and operated, and that the Company will have access to affordable and economically-viable feedstocks. Gross and operating margins were based on improved feedstock yields due to lower feedstock variability and improved operating management of the combined companies. The discount rate of 14.0% is based on the rate of return that an investor would require on an investment in the weighted average debt and equity of the Company. As a result of the above, the Company assumed a common stock value of $5.25 as of November 9, 2009.

Based on the exercise prices of options and warrants of Holdco relative to the value of the underlying common stock, the Company has determined that the valuation of options and warrants was immaterial for the pro forma presentation.

Based on the assumed preliminary valuation and the approximated number of the Company’s common and preferred shares to be received by CIE, Holdco estimates the fair value of CIE to be approximately $25 million as of September 30, 2009, as presented in the table below:

Assumed Fair Value

CIE
Shares of REG Common(1)	4,414,346
Shares of REG Preferred(2)	164,198

Value of REG Common	$23,174
Value of REG Preferred	1,804

$24,978

(1)	Includes 162,195 shares of the Company’s Common Stock to be distributed to Holdco by CIE.
(2)	Includes 6,034 shares of the Company’s Series A Preferred Stock to be distributed to Holdco by CIE.

The book value of CIE is approximately $11 million; therefore, the Company’s preliminary estimate of the excess of fair value over the book value of CIE is approximately $14 million. Below is an allocation of purchase price for CIE as allocated to their assets and liabilities to be acquired:

CIE
Assets/(liabilities) acquired:
Other Assets	$1,552
Property, plant and equipment	59,565
Deferred Income Taxes	(9,371)
Assumed Liabilities	(26,765)

Fair value of common and preferred stock issued	$24,981

In preparation of its preliminary valuation, the Company made estimates and assumptions that it believes are reasonable under the circumstances based on currently available information and given the uncertainty concerning pricing in a currently distressed industry with limited comparables, and with wide differences of opinion regarding the long term profitability of the industry and the consolidated companies due to unfavorable current conditions. The actual recorded amounts of the acquisition consideration transferred and the recognized amounts of assets acquired and liabilities assumed will be based on final appraisals, evaluation and estimations of fair value as of the acquisition date. As a result, actual asset and liability values established could differ from those reflected in the unaudited pro forma condensed consolidated financial statements, including this preliminary purchase price allocation. In the event that market conditions change, or assumptions relied on in preparation of the DCF Analysis change, including the consummation of the consolidation transactions and the acquisition of Nova’s Seneca Assets and projected revenue and costs, or a change in the discount rate applied, or if the final appraisal of the acquisition consideration is based on valuation methodologies that differ from the valuation methodology utilized by the Company, then the per share common stock valuation of the Company as determined in the final appraisal will be different than $5.25 as estimated and assumed by the Company in preparation of the pro forma statements. As such, if the valuation of the Company’s common stock is determined in the final appraisal to be different than $5.25, then the acquisition consideration, purchase price allocation and resulting asset and equity values and depreciation charges of the Company will be different than those presented in the unaudited pro forma financial statement presentation herein. The table below presents the Company’s pro forma total assets, total equity, and depreciation charges at estimated common stock values in increments of $1.00 below and above the Company’s assumption of $5.25 per common share.

	Assumed Company Common Stock Price
	$0.25	$1.25	$2.25	$3.25	$4.25	$5.25	$6.25	$7.25	$8.25	$9.25	$10.25
Total Assets	$266,604	$271,019	$275,433	$279,847	$284,262	$288,676	$293,090	$297,505	$301,919	$306,333	$310,748
Total Equity	39,136	43,551	47,965	52,379	56,794	61,208	65,622	70,037	74,451	78,865	83,280
Change in Depreciation for the Year Ended December 31, 2008	1,283	1,027	770	513	257		(257)	(513)	(770)	(1,027)	(1,283)
Change in Depreciation for the Nine Month Period Ended September 30, 2009	962	770	577	385	192		(192)	(385)	(577)	(770)	(962)

To the extent the purchase price allocation as a result of final appraisals is different than that as estimated by the Company, the Company would expect such difference to be reflected in the property, plant and equipment assets of CIE. If final appraisals result in significantly higher purchase prices to be allocated, a portion of such increase may be allocated to goodwill at CIE. Any difference in the common share price as determined in the final appraisal would impact the purchase price allocation for CIE but not the purchase price allocation for Holdco or Blackhawk since Holdco, as the accounting acquirer, will be reflected at historical cost and Blackhawk is accounted for as an equity transaction. For purposes of the unaudited pro forma condensed consolidated financial statements, Holdco estimated that 100% of the excess of the fair value over the book value will be allocated to property, plant, and equipment with an average life of approximately 17 years. The pro forma depreciation of this asset, which is presented in “Cost of goods sold—product” in the unaudited pro forma condensed consolidated statements of operations, has been estimated utilizing expected useful lives that are consistent with those utilized by Holdco as disclosed in the footnotes to Holdco’s December 31, 2008 audited financial statements and calculated from the point the plant was placed into service.

(h) Adjusted for the estimated income tax effects of the pro forma consolidation adjustments including current period earnings (loss) excluding the change in the fair value of the embedded derivative discussed in footnote (j) which is not included in the determination of taxable income using a statutory tax rate of 35%.

(i) Adjusted to eliminate the intercompany receivables and payables between the constituent companies as amounts represent intracompany transactions as follows:

Blackhawk	CIE	Total
$—	(744)	(744)

(j) Adjusted for the elimination of the impact of the derivative instruments embedded in Holdco’s preferred stock and the impact of the derivative instruments embedded in the Company’s Preferred Stock. The impact of fair value of the embedded derivative in the Company’s Preferred Stock is estimated using an option pricing method to allocate the fair value of the underlying stock to the various components comprising the security, including the embedded derivative. The allocation between constituent companies is based upon the relative number of shares received.

The Company used the Black-Scholes options pricing model to estimate the fair value of the embedded derivative in each class of preferred stock. The Black-Scholes options pricing model requires the development and use of highly subjective assumptions. These assumptions include the expected volatility of the value of the Company’s equity, the expected conversion date, an appropriate risk-free interest rate, and the estimated fair value of the Company’s equity. The expected volatility of the Company’s equity is estimated based on the volatility of the value of the equity of publicly traded companies in a similar industry and general stage of development as the Company. The expected term of the conversion option is based on the period remaining until the contractually stipulated redemption date of 2013. The risk-free interest rate is based on the yield on U.S. Treasury STRIPs with a remaining term equal to the expected term of the conversion option.

The fair value of the underlying stock was calculated via internal valuation models using a combination of generally accepted valuation approaches as prescribed by the American Institute of Certified Public Accountants in its practice aid, “Valuation of Privately-Held-Company Equity Securities Issued as Compensation.” The discount rate was calculated as the rate of return that an investor would require on an investment in the weighted average debt and equity of the Company.

The significant assumptions utilized in the Company’s valuation of the embedded derivative are as follows:

Expected volatility	60%
Risk-free rate	.89%
Discount Rate	13.5%

(k) The Company’s Preferred Stock is convertible into shares of common stock on a one to one basis accrued dividends can be converted into shares of common stock at the rate of one share of common stock for every $11.00 of accrued dividends. Based on the number of outstanding shares and accrued dividends the Company’s Preferred Stock could have been converted into 14,531,809 and 15,339,132 shares of common stock as of the year-ended December 31, 2008 and as of the nine-months ended September 30, 2009, respectively. The Company

Preferred Stock outstanding during the period was not included in the computation of diluted EPS using the if-converted method as the impact would have been anti-dilutive.

Additionally, upon consummation of the Holdco Merger Agreement, options and warrants to purchase Holdco common stock were assumed by the Company and became warrants and options to purchase the Company’s common stock. Outstanding Holdco warrants and options of 3,271,237 and 3,256,737 could have been converted into the same number of shares of the Company common stock as of December 31, 2008 and September 30, 2009, respectively. Upon consummation of the Blackhawk Merger Agreement, warrants to purchase Blackhawk membership units were assumed by the Company and became warrants to purchase the Company common stock. Outstanding Blackhawk warrants of 750,000 could have been converted into 335,924 of the Company’s common stock as of December 31, 2008 and September 30, 2009. The Holdco and Blackhawk options and warrants outstanding during the period were not included in the computation of diluted EPS using the if-converted method as the impact would have been anti-dilutive.

The Company’s Series A Preferred Stock is a participating security as it may participate in undistributed earnings with common stockholders according to a predetermined formula. In accordance with ASC 260-10 basic earnings per share was computed using the two-class method. In making this computation the dividends accrued on the Series A Preferred Stock during the periods presented and preferred stock accretion were deducted from net income to arrive at undistributed earnings available to common stockholders. The Series A Preferred Stock does not contain additional rights to share in the undistributed earnings of the Company beyond the established rate of $0.88 per annum. Consistent with ASC 260-10 the Series A Preferred Stock was not included in the computation of diluted earnings per share as the effect would have been anti-dilutive.

For the Year Ended December 31, 2008:
	Income (Numerator)	Shares (Denominator)	Per Share Amounts
Net income (loss) attributable to the Company	$(18,693)
Accretion of preferred stock to redemption value	$(23,210)

Basic and Diluted EPS
Net income (loss) available to common stockholders	$(41,903)	29,880,720	$(1.40	)(*)

For the Nine Month Period Ended September 30, 2009:
Net income (loss) attributable to the Company	$(18,960)
Accretion of preferred stock to redemption value	$(21,657)

Basic and Diluted EPS
Net income (loss) available to common stockholders	$(40,617)	29,880,720	$(1.36	)(*)

(*)	Note that basic and diluted earnings per share are the same as there are no dilutive securities as discussed in the preceding three paragraphs.

(l) On May 8, 2009 Holdco entered into a series of agreements with one of its shareholders, Bunge North America, Inc. (“Bunge”), whereby Bunge would purchase raw material inputs for later resale to Holdco and use in producing biodiesel. Additionally, the agreements provide for Bunge to purchase biodiesel produced by Holdco for resale to Holdco’s customers. These agreements provide financing for Holdco’s raw material and finished goods inventory not to exceed aggregate amounts outstanding of $10,000 through May 2012. In exchange for this financing Bunge will receive fees equal to the greater of 30 day LIBOR plus 7.5% or 10% as determined based on the amount of inventory financed plus a monthly service fee of $40 and incentive fees not to exceed $1,500 per annum. This facility allowed the Company to meet the working capital financing condition to complete each consolidation agreement. As the amount that can be extended under this facility is variable from $0 to $10,000, there are no adjustments to the pro forma condensed consolidated financial statements as they would not be factually supportable and management does not believe it will have a material effect on the unaudited pro forma condensed financial statements.

Additionally, another condition to complete each consolidation agreement was for the Company to renegotiate terms with the debt holders of CIE and Blackhawk. Currently, the renegotiations are completed. The Company believes that since the terms of the debt are not significantly different and that the interest rates are variable, the fair value of the debt approximates the carrying value. It also believes that the terms of the renegotiated debt agreements do not have a significant impact on the statement of operations of the combined company. As the agreements have been renegotiated and there is not a significant change in interest rate terms, there are no adjustments to the pro forma condensed consolidated statements of operations financial statements. As of September 30, 2009, Blackhawk was not in compliance with its debt agreement and CIE was in default of its debt agreement. As a result of these situations, the entire amounts owed under the debt agreements in default were classified as current liabilities. The consolidation agreements required renegotiation of the debt agreements prior to closing and the terms of the renegotiated debt agreements provide for current compliance and for contractual maturities in excess of one year. Accordingly, Holdco believes that the portion of debt that was in default and presented as a current liability as of September 30, 2009 should be reclassified as noncurrent. A pro forma adjustment of $23,222 for Blackhawk and $23,977 for CIE to reflect this reclassification is included in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2009.

(m) As of September 30, 2009, the date the consolidation transactions are assumed to be consummated for unaudited pro forma condensed consolidated balance sheet purposes, the maximum redemption amount of the Series A Preferred Stock was determined using 13,455,379 outstanding shares and a per share redemption value of $16.50 because the fair market value of the Company’s Preferred Stock is estimated to be less than $16.50 per share. The redemption price per share is contractually determined at an amount equal to the greater of (i) the fair market value of the Company’s Series A Preferred Stock, as determined in good faith by the Company’s board of directors or (ii) $13.75 per share plus any and all accrued dividends, provided that such amount shall not exceed $16.50 per share. Because the transactions are assumed to close as of September 30, 2009, there are no accrued dividends on the Preferred Stock, and the redemption price is $13.75 per share, or $185,011 in the aggregate. Accordingly, the redemption amount would increase to $194,262 and $203,512 if the fair value of the Series A Preferred Stock were to increase above the redemption price of $13.75 per share by 5% or 10%, respectively.

(n) Adjustment to remove the accretion recorded on Holdco’s Preferred Stock and to add the accretion on the Company’s Preferred Stock. Accretion of the carrying value of the 13,455,379 outstanding shares of Preferred Stock is calculated over the period from January 1, 2008, until the earliest redemption date to the Preferred Stock’s $13.75 minimum redemption value, plus accrued but unpaid dividends, using the effective interest method.

As the Company has not determined it is not more than remote the Preferred Stock will become redeemable, for pro forma presentation purposes the Company has assumed accretion commenced as of January 1, 2008. Additionally, the earliest redemption date has been determined to be December 31, 2011, as this is four years from the January 1, 2008 closing date of the consolidation transactions that is assumed for pro forma purposes. Note that since the closing of Blackhawk, new preferred shares were issued to replace the old preferred shares. The terms of the new preferred shares extend the redemption date to 2014.

Since the carrying value of the Preferred Stock at the transaction date is less than the redemption amount of $16.50 as of December 31, 2011, this discount is being accreted over this period. The redemption price per share is contractually determined at an amount equal to the greater of (i) the fair market value of the Company’s Series A Preferred Stock, as determined in good faith by the Company’s board of directors or (ii) $13.75 per share plus any and all accrued dividends, provided that such amount shall not exceed $16.50 per share. Because the fair market value of the Company’s Preferred Stock is estimated to be less than $16.50 per share, the redemption amount is anticipated to be the $16.50 per share minimum value as of the earliest redemption date of December 31, 2011.

The allocation of the accretion between constituent companies is based upon the relative number of shares received in the consolidation transactions.